EXHIBIT 23.2


                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------

We consent to the incorporation by reference in the Registration
Statement of Mattel, Inc. on Form S-8 of our report dated February 4, 1993, on our audit of the consolidated financial statements and schedules of Fisher-Price, Inc. for the fiscal year ended January 3, 1993, which report is included in the Annual Report on Form 10-K for the year ended December 31, 1994.



/s/ Coopers & Lybrand L.L.P.
----------------------------

Rochester, New York
February 20, 1996

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